Exhibit 10.2


                              MANAGEMENT AGREEMENT

                  THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of November 1, 1998 by and between MAYA LLC, A Nevada Limited Liability Company ("Maya") and IMPERIAL PETROLEUM RECOVERY CORPORATION, a Nevada Corporation, and any subsidiaries ("Imperial").

                              W I T N E S S E T H:

                  WHEREAS, Imperial is in the business of providing services to the oil and gas industry;

                  WHEREAS, Imperial desires to have access to the services of Maya;

                  WHEREAS, Maya has the ability to provide certain general business and financial consultation and advice and management services to Imperial in connection with the operation of its business.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto and other good and valuable consideration paid and received by each of the parties to this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.        ENGAGEMENT

                  Imperial hereby engages Maya as an independent contractor and consultant to provide general business consultation and advice and management services to Imperial and its subsidiaries in connection with the operation of their respective businesses.

SECTION 2.        MANAGEMENT SERVICES

                  Maya, through its members and/or employees, shall provide Imperial with consultation and advice, when and as reasonably requested by Imperial, in such fields as selection and retention of management employees, planning and development, budgeting, accounting, general business management and such other fields as Maya may offer from time to time.

SECTION 3.        MANAGEMENT FEES

                  Commencing on the date hereof (the "Effective Date"), Imperial shall pay to Maya a management fee, in consideration of the services rendered by Maya pursuant to Section 2 above, equal to five percent (5%) of the gross revenue of Imperial and any subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principals including all extraordinary gains; provided that such fee will be due and payable at the end of each month and past due on the fifteenth day of the month following.

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SECTION 4.        TERM OF AGREEMENT

                  The term of this Agreement shall be for a period of five (5) years commencing on the Effective Date.


SECTION 5.        TERMINATION

                  Maya may terminate this agreement if Imperial shall fail to make any payment due to Maya hereunder, if such payment is not made in full within twenty (20) days after written notice of such failure.

SECTION 6.        NOTICES

                  6.1 Manner of Notice. All notices, statements or other documents which any party shall be required or shall desire to give to the others hereunder shall be in writing and shall be given by the parties hereto only as follows: (a) by personal delivery, (b) by addressing it as indicated below, and by depositing it certified mail, postage prepaid, in the U.S. mail, first class (airmail if the address is outside of the country in which such notice is deposited), or (c) by addressing it as indicated below, and by delivering it toll prepaid to a telegraph, cable company or courier service (e.g., Federal Express).

                  6.2 Delivery of Notice; Addresses. If so delivered, mailed, telegraphed, cabled or courierd, each such notice, statement or other document shall, except as herein expressly provided, be conclusively deemed to have been given when personally delivered, or on the third business day after the date of mailing, or on the date of delivery to a telegraph or cable company or on the first business day after delivery to a courier service, as the case may be. The addresses of the parties shall be those of which the other parties actually receives written notice pursuant to this Section 6 and until further notice are:

                  If to Maya          Maya LLC
                                      2325-A Renaissance Drive
                                      Las Vegas, NV  89119

                  If to Imperial      Imperial Petroleum Recovery Corporation
                                      15311 Vantage Parkway West
                                      Suite 160
                                      Houston, TX  77032

SECTION 7.   MISCELLANEOUS

                  7.1 Entire Agreement; Amendments. This agreement contains all of the terms and conditions agreed upon by the parties hereto in connection with the subject matter hereof. This Agreement may not be amended, modified or changed except by written instrument signed by all of the parties hereto.


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                  7.2 Assignment; Successors. This Agreement shall not be
assigned and is not assignable by any party without the prior written consent of each of the other parties hereto; provided, however, that Maya may assign, without the prior consent of Imperial, its rights and obligations under this Agreement to any of its affiliates controlled by Rex Lewis and provided further, that Maya may assign the right to receive any payment hereunder to any other person or entity. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

                  7.3 Captions. All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

                  7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal domestic laws of the State of Nevada without reference to the choice of law principles thereof.

                  7.5 Attorneys' Fees. If any legal action is brought concerning any matter relating to this Agreement, or by reason of any breach of any covenant, condition or agreement referred to herein, the prevailing party shall be entitled to have and recover from the other party to the action all costs and expenses of suit, including attorneys' fees.

                  7.6 Severability. If any term, provision or condition of this Agreement is determined by a court or other judicial or administrative tribunal to be illegal, void or otherwise ineffective or not in accordance with public policy, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

                  7.7 Interpretation. In the event of a dispute hereunder, this Agreement shall be interpreted in accordance with its fair meaning and shall not be interpreted for or against any party hereto on the ground that such party drafted or caused to be drafted this Agreement or any part hereof.

                  7.8 Indemnity. The parties to this Agreement shall indemnify and hold one another and their respective officers, directors, employees and agents, harmless from any and all loss, cost, liability and damage (including attorneys' fees) arising out of or connected with, or claimed to arise out of or be connected with, any act performed or omitted to be performed under this agreement, provided such act or omission was taken in good faith, and in the event of criminal proceedings, that the indemnitee had no reasonable cause to believe his conduct was unlawful. An adverse judgment or plea of nolo contendere shall not, of itself, create a presumption that the indemnitee did not act in good faith or that he had reasonable cause to believe his conduct was unlawful. Expenses incurred in defending a civil or criminal action shall be paid by the indemnitor upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it be later shown that such person was not entitled to indemnification.

                  IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed as of the date first above written.


                                      MAYA LLC

                                      By:       /s/ Rex H. Lewis
                                          ---------------------------------
                                      Name:   Rex H. Lewis
                                      Title:  Manager








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                                      Imperial Petroleum Recovery Corporation


                                      By:       /s/ C. Brent Kartchner
                                          ---------------------------------
                                      Name:   C. Brent Kartchner
                                      Title:  President














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